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                                                                       EXHIBIT 5

                          SECURITIES PURCHASE AGREEMENT
                           dated as of August 24, 2000

                                     between

                           CONTANGO OIL & GAS COMPANY

                                       and

                            SOUTHERN UTE INDIAN TRIBE
             doing business as Southern Ute Indian Tribe Growth Fund






               Warrant to purchase 250,000 shares of Common Stock





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                                TABLE OF CONTENTS


1.       Agreement to Purchase Securities........................................................................1

2.       Delivery of the Securities; Issuance of Additional Warrants.............................................1

3.       Purchaser's Representations and Warranties..............................................................2

         3.1      Investment Intent..............................................................................2

         3.2      Access to Information..........................................................................2

         3.3      Accredited Investor............................................................................2

         3.4      Knowledge and Experience.......................................................................2

         3.5      Suitability....................................................................................2

         3.6      Ability to Bear Risk of Loss...................................................................2

         3.7      Private Offering...............................................................................2

         3.8      Truth and Accuracy.............................................................................2

         3.9      Authority......................................................................................3

         3.10     No Violation...................................................................................3

         3.11     Enforceability.................................................................................3

         3.12     Reliance on Own Advisers.......................................................................3

         3.13     Scope of Business..............................................................................3

4.       Issuer's Representations and Warranties.................................................................3

         4.1      Corporate Existence; Authority.................................................................3

         4.2      Enforceability.................................................................................3

         4.3      Capitalization.................................................................................4

         4.4      No Conflicts...................................................................................4

         4.5      SEC Documents..................................................................................4

         4.6      Litigation.....................................................................................5

         4.7      No Material Adverse Change.....................................................................5

         4.8      Environmental Matters..........................................................................5

         4.9      Equity Sales Since November 5, 1999............................................................6

         4.10     Truth and Accuracy.............................................................................6

         4.11     Compliance with Laws, Other Instruments........................................................6

         4.12     Observance of Agreements, Statutes and Orders..................................................6

5.       Restrictions on Transfer................................................................................6

         5.1      Resale Restrictions............................................................................6


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

         5.2      Restrictive Legend.............................................................................7

         5.3      Illiquid Investment............................................................................7

6.       Registration Procedures.................................................................................7

         6.1      Demand Registration Rights.....................................................................7

         6.2      Piggy-Back Registration Rights.................................................................8

         6.3      Delivery of Prospectus........................................................................10

         6.4      Third Party Registration Rights...............................................................10

         6.5      Registration in Other Jurisdictions...........................................................10

         6.6      Notice of Material Events.....................................................................10

         6.7      Notice of Suspension of Effectiveness.........................................................11

         6.8      Listing of Common Stock on Securities Exchanges...............................................11

         6.9      Further Assurances............................................................................11

         6.10     Cooperation...................................................................................11

         6.11     Discontinuation of Disposition of Shares......................................................11

         6.12     Expenses......................................................................................11

         6.13     Indemnification of Purchaser..................................................................12

         6.14     Indemnification of Issuer.....................................................................13

         6.15     Participation in Indemnified Claims...........................................................13

7.       Reliance...............................................................................................14

8.       Amendment to Existing Securities Purchase Agreement....................................................14

9.       Miscellaneous..........................................................................................14

         9.1      Survival......................................................................................14

         9.2      Binding Effect; Assignment....................................................................14

         9.3      Execution and Delivery of Agreement...........................................................15

         9.4      Titles........................................................................................15

         9.5      Severability..................................................................................15

         9.6      Entire Agreement..............................................................................15

         9.7      Waiver and Amendment..........................................................................15

         9.8      Counterparts..................................................................................15

         9.9      Governing Law.................................................................................15

         9.10     Attorney's Fees...............................................................................15

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THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION.

                          SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement ("Agreement") is made and entered into as of the 24th day of August, 2000, by and between Contango Oil & Gas Company (the "Issuer") and the Southern Ute Indian Tribe, a federally recognized Indian tribe organized under the Indian Reorganization Act of 1934, doing business as the Southern Ute Indian Tribe Growth Fund (the "Purchaser").

         1. AGREEMENT TO PURCHASE SECURITIES. On the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Issuer a warrant to purchase 250,000 shares of the Issuer's common stock in the form attached hereto as Exhibit A (the "Warrant") for an aggregate purchase price of $10.00 and other good and valuable consideration, receipt of which is hereby acknowledged by the Issuer. The shares of Issuer's common stock that may be issued upon exercise of the Warrant are referred to herein as the "Warrant Shares" and the Warrant and the Warrant Shares are collectively referred to herein as the "Securities". The foregoing purchase and payment of the Purchase Price shall occur concurrently with (i) the issuance of Issuer's common stock upon the exercise of options to purchase up to 2,500,000 shares of Issuer's common stock issued to the Purchaser, (ii) the issuance of Issuer's Series A Preferred Stock and warrants to purchase 500,000 shares of Issuer's common stock issued to Trust Company of the West, in its capacity as Investment Manager and Custodian, (iii) the issuance of warrants to purchase 125,000 shares of Issuer's common stock issued to Fairfield Industries Incorporated, (iv) the issuance of warrants to purchase 125,000 shares of Issuer's common stock issued to Juneau Exploration Company, LLC and (v) the execution and delivery of the limited liability company organization documents for Republic Exploration LLC on terms approved by the Purchaser.

         2. DELIVERY OF THE SECURITIES; ISSUANCE OF ADDITIONAL WARRANTS. Concurrently with the execution of this Agreement, the Issuer shall issue and deliver the Warrant, in the name and to the address specified by the Purchaser in the registration and delivery instructions on the signature page of this Agreement.

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         3. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants to the Issuer that:

             3.1 Investment Intent. The Purchaser is acquiring the Securities solely for the Purchaser's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Securities in violation of the Securities Act.

             3.2 Access to Information. The Purchaser has received a copy of the Issuer's annual report on Form 10-KSB for the year ended June 30, 1999 (the "Annual Report") and quarterly report on Form 10-QSB for the quarter ended March 31, 2000 (the "Quarterly Report") and has carefully reviewed them, including the risk factors set forth under the heading, "Management's Discussion and Analysis of Plan of Operation -- Risk Factors." In addition, the Purchaser has received and reviewed a copy of the Issuer's proxy statement for its annual meeting of stockholders held on September 28, 1999 (the "Proxy Statement"). If desired, the Purchaser has also sought and obtained from management of the Issuer such additional information concerning the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Securities.

             3.3 Accredited Investor. By completing the Accredited Investor Certification attached as Exhibit B, the Purchaser represents and warrants that it is an accredited investor, as defined by Rule 501(a) of Regulation D under the Securities Act.

             3.4 Knowledge and Experience. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of protecting its interests in connection with an acquisition of the Securities.

             3.5 Suitability. The Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Securities for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Securities are a suitable investment for the Purchaser.

             3.6 Ability to Bear Risk of Loss. The Purchaser is financially able to hold the Securities subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the Securities.

             3.7 Private Offering. The offer of the Securities was directly communicated to the Purchaser by the Issuer. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such directly communicated offer.



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             3.8 Truth and Accuracy. All representations and warranties made by the Purchaser in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Securities. If at any time prior to the issuance of the Securities any representation or warranty shall not be true and accurate in any respect, the Purchaser shall so notify the Issuer.

             3.9 Authority. The individuals executing and delivering this Agreement on behalf of the Purchaser have been duly authorized to execute and deliver this Agreement on behalf of the Purchaser, the signature of both such individuals is binding upon the Purchaser, the Purchaser is a federally organized Indian tribe organized under the Indian Reorganization Act of 1934 and the Purchaser was not formed for the specific purpose of acquiring the Securities.

             3.10 No Violation. The execution and delivery of this Agreement and the consummation of the transactions or performance of the obligations contemplated by this Agreement do not and will not violate any term of the Purchaser's organizational documents.

             3.11 Enforceability. The Purchaser has duly executed and delivered this Agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms against the Purchaser, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

             3.12 Reliance on Own Advisers. In connection with the Purchaser's investment in the Securities, the Purchaser has not relied upon the Issuer or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the Purchaser's own legal counsel and tax advisers.

             3.13 Scope of Business. The Purchaser has been advised and understands that the Issuer will be exposed to numerous investment opportunities in all areas of the oil and gas industry and may therefore pursue various types of opportunities, even if they do not fit within the primary focus of the Issuer's current business plan. For example, such opportunities could include both onshore and offshore United States investments and also international investments. Potential opportunities could also include such things as downstream investments in oil and gas service companies, pipelines, and gas processing and gas storage facilities.

         4. ISSUER'S REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to the Purchaser that:

             4.1 Corporate Existence; Authority. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and it has all requisite power and authority to carry on its business as it is being conducted. The individual executing and delivering this Agreement on behalf of the Issuer has been duly


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authorized to execute and deliver this Agreement on behalf of the Issuer, and the signature of such individual is binding upon the Issuer.

             4.2 Enforceability. The Issuer has duly executed and delivered this Agreement and the Warrant and (subject to the execution of this Agreement by the Purchaser) they constitute valid and binding agreements of the Issuer enforceable in accordance with their respective terms against the Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

             4.3 Capitalization.

                  (a) The Issuer has no outstanding capital stock other than common stock as of the date of this Agreement. The Issuer is authorized to issue 50,000,000 shares of common stock, of which (prior to giving effect to the transactions set forth herein and after giving effect to the exercise by the Southern Ute Indian Tribe of options to purchase 2,500,000 shares of common stock concurrently with the initial issuance of its Series A Preferred Stock) 22,920,412 shares are issued and outstanding, and 125,000 shares of preferred stock, none of which are issued and outstanding. Concurrently herewith, the Issuer is entering into a transaction whereby it will issue 2,500 shares of its Series A Preferred Stock. All of the outstanding shares of common stock of the Issuer have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. If and when issued, the Warrant Shares will have been duly authorized and when issued and delivered to the Purchaser against payment therefor as provided in the Warrant, will be validly issued, fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights.

                  (b) Prior to giving effect to the transactions set forth herein, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights to purchase or otherwise acquire from the Issuer any shares of, or any securities convertible into, the capital stock of the Issuer except as set forth on Schedule 4.3(b), including
(i) outstanding options to purchase 734,167 shares of the Issuer's common stock under the Issuer's 1999 Stock Incentive Plan, under which 5,000,000 shares of common stock are reserved for issuance, (ii) warrants exercisable for 2,840,370 shares of the Issuer's common stock at the exercise price of $1.00 per share, and (iii) after giving effect to the exercise by the Southern Ute Indian Tribe of options to purchase 2,500,000 shares of common stock concurrently with the initial issuance of its Series A Preferred Stock, outstanding options to purchase an aggregate of 280,000 shares of the Issuer's common stock pursuant to certain agreements between the Issuer and various third parties.

                  (c) Except as set forth on Schedule 4.3(c), no shareholders of the Issuer have any right to require the registration of any securities of the Issuer or to participate in any such registration.



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             4.4 No Conflicts. The issuance and sale of the Securities to the
Purchaser as contemplated hereby and the performance of this Agreement and the Warrant will not violate or conflict with the Issuer's Articles of Incorporation or By-laws or any agreements to which the Issuer is a party or by which it is otherwise bound or, to the Issuer's knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

             4.5 SEC Documents. The Issuer has provided the Annual Report, the Quarterly Report and the Proxy Statement to the Purchaser. As of the date hereof, the Annual Report, the Quarterly Report and the Proxy Statement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the Annual Report and the financial statements dated as of March 31, 2000 heretofore delivered to the Purchaser have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Issuer has included in the Annual Report all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Annual Report.

             4.6 Litigation. There is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or relating to the Issuer or its properties or business, that if determined adversely to the Issuer may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of the Issuer.

             4.7 No Material Adverse Change. Since the date of the Quarterly Report, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Issuer, and no event has occurred or circumstance exits that may result in such a material adverse change.

             4.8 Environmental Matters.

                  (a) Except as would not be reasonably likely to have a material adverse effect change in the business, operations, properties, prospects, assets, or condition of the Issuer: (i) to Issuer's knowledge, Issuer has complied with all applicable Environmental Laws (as defined in Section 4.8(b)); (ii) to Issuer's knowledge, Issuer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) to Issuer's knowledge, Issuer has not been associated with any release or threat of release of any Hazardous Substance; (v) Issuer has not received any notice, demand, letter, claim or request for information alleging that Issuer may be in violation of or liable under any Environmental Law; (vi) Issuer is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no



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circumstances or conditions involving Issuer that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Issuer pursuant to any Environmental Law.

                  (b) For purposes of this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:
(A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  (c) For purposes of this Agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

             4.9 Equity Sales Since November 5, 1999.. All shares of common stock sold by Issuer since November 5, 1999, the purchasers thereof, the number of shares purchased and the dollar amount paid by each purchaser are set forth on Schedule 4.9.

             4.10 Truth and Accuracy. All representations and warranties made by the Issuer in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Securities. If at any time prior to the issuance of any of the Securities any representation or warranty shall not be true and accurate in any respect, the Issuer shall so notify the Purchaser.

             4.11 Compliance with Laws, Other Instruments. The execution, delivery and performance by the Issuer of this agreement will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Issuer under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Issuer is bound or by which the Issuer or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Issuer or (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Issuer.

             4.12 Observance of Agreements, Statutes and Orders. The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental



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authority which default or violation could have a material adverse effect upon the business or operations of the Issuer.

         5. RESTRICTIONS ON TRANSFER.

             5.1 Resale Restrictions . The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been registered under the Securities Act or under any State Laws. The Purchaser agrees not to offer, sell or otherwise transfer the Securities, or any interest in the Securities, unless
(i) the offer and sale is registered under the Securities Act, (ii) the Securities may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable State Laws and, if the Issuer reasonably requests, the Purchaser delivers to the Issuer an opinion of counsel to such effect, or (iii) the Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration. Notwithstanding the foregoing subsections (ii) and (iii), no opinion shall be required for transfers by Purchaser to Purchaser's affiliates.

             5.2 Restrictive Legend. The Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates or other documents representing the Securities:

        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF SECTION 5.1 OF THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE ISSUER.)"

             5.3 Illiquid Investment. The Purchaser acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time, until such time as the Securities are registered or as an exemption from registration is available. The Purchaser acknowledges that the soonest that the Rule 144 exemption from registration could become available would be after the Purchaser has paid for and held the Securities for one year.

         6. Registration Procedures.

             6.1 Demand Registration Rights.

                  (a) Purchaser shall be entitled to make a request for registration under the Securities Act of Warrant Shares (the "Registerable Securities") in an aggregate amount equal to the number of Warrant Shares then issued to Purchaser (a "Demand Registration"). Within 90 days of the receipt of a written request for a Demand



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Registration, the Issuer shall file with the SEC and use its best efforts to cause to become effective under the Securities Act a registration statement with respect to such Registerable Securities (a "Demand Registration Statement"). Any such request will specify the number of Registerable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Issuer shall be required to register Registerable Securities pursuant to this
Section 6.1 only once. The Issuer shall use diligence to maintain the effectiveness of the Demand Registration Statement until the earlier to occur of
(i) the date which is one year from the effective date of the Demand Registration Statement, (ii) the date on which all of the Warrant Shares have been sold by the Purchaser or (iii) the date on which the Warrant Shares can be resold in full over a three-month period pursuant to SEC Rule 144.

             Subject to Section 6.1(b) hereof, no other securities of the Issuer except securities held by Purchaser, any persons with "demand" registration rights pursuant to a contractual commitment of the Issuer ("Demand Right Holder"), and any Person entitled to exercise "piggy back" registration rights pursuant to contractual commitments of the Issuer shall be included in a Demand Registration.

                  (b) In a registration pursuant to Section 6.1(a) hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the Purchaser that in such underwriter's or underwriters' opinion the total number of securities which the Purchaser and any other person desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such registration in the following order of priority: (i) first, the Registerable Securities which have been requested to be included in such registration by the Purchaser and person(s) exercising demand registration rights (whether pursuant to this Agreement or otherwise) (pro rata based on the amount of securities sought to be registered by such Persons), (ii) second, provided that no securities sought to be included by the Purchasers and the Demand Right Holders have been excluded from such registration, the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, securities the Issuer proposes to register.

                  (c) A Demand Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Issuer has complied in a timely manner and in all material respects with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Demand Registration Statement has become effective, the offering of Registerable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Registerable Securities pursuant to such Demand Registration Statement for any reason not attributable to Purchaser and such Demand Registration Statement has not become


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

effective within a reasonable time period thereafter (not to exceed 60 days), such Demand Registration Statement will be deemed not to have been effected. If
(i) a registration requested pursuant to this Section 6.1 is deemed not to have been effected or (ii) a Demand Registration does not remain effective under the Securities Act until at least the earlier of (A) an aggregate of 90 days after the effective date thereof or (B) the consummation of the distribution by the Purchaser of 80% of Purchaser's Registerable Securities covered thereby, then the Issuer shall continue to be obligated to effect a Demand Registration pursuant to this Section 6.1. For purposes of calculating the 90-day period referred to in the preceding sentence, any period of time during which such Demand Registration Statement was not in effect shall be excluded.

             6.2 Piggy-Back Registration Rights.

                  (a) At any time a Demand Registration Statement is not in effect with respect to all Registerable Securities and the Issuer proposes to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any of its security holders of any class of its common stock in a firmly underwritten public equity offering (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Issuer's existing security holders), then the Issuer shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in no event fewer than 30 days before the anticipated filing date), and such notice shall offer Purchaser the opportunity to register such number of Registerable Securities as Purchaser may request in writing within 15 days after receipt of such written notice from the Issuer (which request shall specify the shares intended to be disposed of by Purchaser) (a "Piggy-Back Registration"). The Issuer shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (A) the 90th day after the effective date thereof or (B) the consummation of the distribution by the holders of all of the securities covered thereby. The Issuer shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registerable Securities requested by Purchaser to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer or any other security holder included therein and to permit the sale or other disposition of such Registerable Securities in accordance with the intended method of distribution thereof. Purchaser shall have the right to withdraw its request for inclusion of its Registerable Securities in any Registration Statement pursuant to this Section 6.2 by giving written notice to the Issuer of its request to withdraw. The Issuer may withdraw the proposed offering and/or a Piggy-Back Registration at any time prior to the time it becomes effective or the Issuer may elect to delay the registration; provided, however, that the Issuer shall give prompt written notice thereof to Purchaser; provided, further, that the Issuer shall not withdraw a Piggy-Back Registration request from the Purchaser unless any and all piggy-back registration requests of other security holders are also withdrawn.

             No registration effected under this Section 6.2, and no failure to effect a registration under this Section 6.2, shall relieve the Issuer of its obligation to effect a registration upon the request of Purchaser pursuant to Section 6.1 hereof, and no failure to effect a registration under this Section 6.2 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Issuer of any other obligation under this Agreement.

                  (b) In a registration pursuant to Section 6.2 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the security holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Issuer, the Purchaser and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Issuer proposes to register and (ii) second, the securities which have been requested to be included in such registration by persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought to be registered by such persons); and (y) in cases not initially involving the registration for sale of securities for the Issuer's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Demand Right Holder whose exercise of a demand registration right is the basis for the registration, (ii) second, securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, the securities which the Issuer proposes to register.

             6.3 Delivery of Prospectus. Following effectiveness of any registration statement filed by Issuer pursuant to Sections 6.1 or 6.2 of this Agreement ("a Registration Statement"), the Issuer shall furnish to the Purchaser a prospectus as well as such other documents as the Purchaser may reasonably request.

             6.4 Third Party Registration Rights. Without the written consent of the Purchaser, the Issuer shall not grant to any person the right to request the Issuer to register any securities of the Issuer under the Securities Act unless the rights so granted are subject to the prior rights of the Purchaser set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement; provided, that the Issuer has granted the registration rights set forth on Schedule 4.3(c) hereto and may grant rights that are pari passu with the rights of the holders of the Issuer's Series A preferred stock in connection with the issuance of common stock upon conversion of the Issuer's Series B preferred stock.

             6.5 Registration in Other Jurisdictions . The Issuer shall use diligent efforts to (i) register or otherwise qualify the common stock covered by the Registration Statement for sale under the securities laws of such jurisdictions as the Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments

(including post-effective amendments) and supplements as may be required, (iii) take such other actions as may be necessary to maintain such registrations and/or qualifications in effect at all times while the Registration Statement is likewise maintained effective and (iv) take all other actions reasonably necessary or advisable to qualify the Warrant Shares for sale in such jurisdictions; provided, however, that the Issuer shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.5, (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Issuer or (V) make any change in its certificate of incorporation or bylaws, which in each case the Board determines to be contrary to the best interests of the Issuer and its stockholders.

             6.6 Notice of Material Events. The Issuer shall, following effectiveness of the Registration Statement, as promptly as practicable after becoming aware of any such event, notify the Purchaser of the happening of any event of which the Issuer has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Purchaser or as the Purchaser may reasonably request. The Issuer may voluntarily suspend once the effectiveness of a Registration Statement for a limited time, which in no event shall be longer than 90 days, if the Issuer has been advised by legal counsel that the offering of common stock pursuant to the Registration Statement would adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation, or similar transaction involving the Issuer or its subsidiaries, in which event the one year period referred to in clause (i) of Section 6.1(a) shall be extended for an additional period of time beyond such one year period equal to the number of days the effectiveness thereof has been suspended pursuant to this sentence.

             6.7 Notice of Suspension of Effectiveness. Following effectiveness of a Registration Statement, the Issuer, as promptly as practicable after becoming aware of any such event, will notify the Purchaser of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time.

             6.8 Listing of Common Stock on Securities Exchanges. Following effectiveness of a Registration Statement, the Issuer will use diligence either to (i) cause all the common stock covered by the Registration Statement to be listed on each national securities exchange on which similar securities issued by the Issuer are then listed, if any, if the listing of such common stock is then permitted under the rules of such exchange, or (ii) secure the quotation of all the common stock covered by the Registration Statement on The Nasdaq SmallCap Market, if the listing of such common stock is then permitted under the rules of such The Nasdaq SmallCap Market, or (iii) if, despite the Issuer's best efforts to satisfy the preceding clause (i) or (ii), the Issuer is unsuccessful in satisfying the preceding clause (i) or (ii) and without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such common stock.

             6.9 Further Assurances. It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to this Article 6 that the Purchaser shall furnish to the Issuer such information regarding itself as the Issuer may reasonably request to effect the registration of the common stock and shall execute such documents in connection with such registration as the Issuer may reasonably request.

             6.10 Cooperation. The Purchaser agrees to cooperate with the Issuer in any manner reasonably requested by the Issuer in connection with the preparation and filing of a Registration Statement hereunder.

             6.11 Discontinuation of Disposition of Shares. The Purchaser agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.6 or 6.7, the Purchaser will immediately discontinue disposition of the Warrant Shares pursuant to an effective Registration Statement until the Purchaser's receipt of notice from the Issuer that sales may resume and copies of the supplemented or amended prospectus and, if so directed by the Issuer, shall deliver to the Issuer (at the expense of the Issuer) or destroy (and deliver to the Issuer a certificate of destruction) all copies in the Purchaser's possession of the prospectus covering such common stock current at the time of receipt of such notice.

             6.12 Expenses. All expenses, other than (i) underwriting discounts and commissions, (ii) other fees and expenses of investment bankers and (iii) brokerage commissions, in each case incurred in connection with registrations, filings or qualifications pursuant to this Article 6, including, without limitation, all registration, listing and qualification fees, printing and accounting fees and the fees and disbursements of counsel to the Issuer, shall be borne by the Issuer.

             6.13 Indemnification of Purchaser. To the extent permitted by law, the Issuer will indemnify and hold harmless the Purchaser, its directors and officers, each person, if any, who is under common control with the Purchaser within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any underwriter (as defined in the Securities
Act) for the Purchaser, the officers and directors of such underwriter and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement, or any post effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any post effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of a Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Issuer files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Issuer of the Securities Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) are hereinafter collectively referred to as the "Violations"). Subject to the restrictions set forth in Section 6.15 with respect to the number of legal counsel, the Issuer shall reimburse the Purchaser and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnity contained in this Section 6.13 (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Issuer by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of a Registration Statement or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus shall not inure to the benefit of any person from whom the person asserting any Claim purchased the Warrant Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Issuer, and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Issuer, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Warrant Shares by the Purchaser.

             6.14 Indemnification of Issuer. The Purchaser agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in
Section 6.13, the Issuer, each of its directors, each of its officers who signs a Registration Statement, each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to a Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each such person and each Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by the Purchaser, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Issuer by the Purchaser expressly for use in connection with such Registration Statement or such prospectus; and the Purchaser will reimburse any reasonable legal or other expenses reasonably incurred by any Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity contained in this Section 6.14 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, that the Purchaser shall be liable under this Section 6.14 for only that amount of a Claim as does not exceed the net proceeds to the Purchaser as a result of the sale of the Warrant Shares pursuant to any such Registration Statement or such prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Warrant Shares (or underlying securities) by the Purchaser. Notwithstanding anything to the contrary contained herein the indemnity contained in this Section 6.14 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

             6.15 Participation in Indemnified Claims. Promptly after receipt by an Indemnified Person or Indemnified Party under Section 6.13 or 6.14 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. Except as provided in the preceding sentence, the Issuer shall pay for only one separate legal counsel for the Indemnified Persons. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnity required by this Article 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. RELIANCE. Each of the Purchaser and the Issuer understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party's respective representations and warranties in this Agreement to establish compliance with applicable securities laws. Each of the Purchaser and the Issuer agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

         8. AMENDMENT TO EXISTING SECURITIES PURCHASE AGREEMENT.

             8.1 The Issuer and Purchaser further agree that the first sentence of Section 9 of the that certain Securities Purchase Agreement dated as of June 8, 2000 between the Issuer and the Purchaser (the "Existing Securities Purchase Agreement") is hereby amended in its entirety to read as follows:

             "The Issuer's Board of Directors shall consist of (a) prior to the issuance of Issuer's Series B Preferred, not more than eight (8) members, or ten (10) members if a dividend default shall have occurred entitling the holders of the Preferred Shares to appoint two additional directors (a "Series A Dividend Default"), and (b) after the issuance of Issuer's Series B Preferred, not more than nine (9) members, or eleven (11) members if a dividend default shall occurred entitling the holders of the Series B Preferred to appoint two additional directors (a "Series B Dividend Default"), or thirteen (13) members if a Series A Dividend Default and a Series B Dividend Default shall have occurred."

             8.2 The Issuer and Purchaser further agree that the Existing Securities Purchase Agreement is hereby further amended by adding the following provision as Section 11.13 thereof:

             "11.13 Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy."

         9. MISCELLANEOUS.

             9.1 Survival. The representations and warranties made in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

             9.2 Binding Effect; Assignment. This Agreement is not transferable or assignable, except that the rights of Purchaser set forth in Section 6 hereof shall be transferable to an affiliate of Purchaser and any transferee of Purchaser's Securities who receives at least 30% of the Securities to be issued hereby.

             9.3 Execution and Delivery of Agreement. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchaser and the Issuer.

             9.4 Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

             9.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

             9.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

             9.7 Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Purchaser and the Issuer.

             9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

             9.9 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Nevada.

             9.10 Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

             IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.

THE "ISSUER"                             THE "PURCHASER"


CONTANGO OIL & GAS COMPANY               SOUTHERN UTE INDIAN TRIBE,
                                         doing business as the SOUTHERN UTE
                                         INDIAN TRIBE GROWTH FUND


By: /s/ Kenneth R. Peak                  By: John E. Baker, Jr.
   -------------------------                ------------------------------------
        Kenneth R. Peak                      John E. Baker, Jr.
        President and Chief Executive        Chairman
        Officer

Address: 3700 Buffalo Speedway           Address: 135 East 9th Street, Suite H
         Suite 960                                Durango, Colorado  81301
         Houston, Texas 77098

                                    EXHIBIT A
                                 FORM OF WARRANT

                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                           CONTANGO OIL & GAS COMPANY
                              A NEVADA CORPORATION
                                 (THE "COMPANY")

                            EXPIRING AUGUST 24, 2005

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF SECTION 5.1 OF THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE COMPANY.)

                            THIS IS TO CERTIFY THAT:

         The Southern Ute Indian Tribe, a federally recognized Indian tribe organized under the Indian Reorganization Act of 1934, doing business as the Southern Ute Indian Tribe Growth Fund ("HOLDER"), or registered assigns, is entitled to purchase from the Company at any time and from time to time on and after the date hereof but not later than 5 p.m., Central Standard Time, on August 24, 2005 (the "EXPIRATION DATE"), Two Hundred Fifty Thousand (250,000) Stock Units, in whole or in part, at a per Stock Unit purchase price at any date equal to the Purchase Price (as defined below), all on the terms and conditions hereinbelow provided.

         Section 1. Certain Definitions. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement. As used in this Warrant:

             "5-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then traded over the 5-trading day period immediately prior to such date or, if the Common Stock is not then traded on a securities exchange or national market system, the average of the bid and asked prices on the over-the-counter market on which the Common Stock is then traded as of the close of such market over the 5-trading day period immediately prior to such date.

             "30-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 30-trading day period immediately prior to such date or, if the Common Stock is not then traded on a securities exchange or national market system, the average of the bid and asked prices on the over-the-counter market on which the Common Stock is then traded as of the close of such market over the 30-trading day period immediately prior to such date.

             "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company after the Closing Date other than (i) any shares of Common Stock issued pursuant to the outstanding warrants and options listed on Attachment 1, (ii) shares of Common Stock issued pursuant to options to purchase Common Stock issued pursuant to the Company's 1999 Stock Incentive Plan, including those options issued to date and listed on Attachment 1, in an aggregate amount not to exceed 5,000,000 shares, (iii) any shares of Common Stock issued upon the exercise of options granted to Juneau Exploration Company, LLC ("JEX") pursuant to the Company's exploration agreement with JEX dated September 1, 1999, as amended, (iv) any shares of Common Stock issued to Glen Dillon in a number not to exceed 1,250 per month, (v) any shares of Common Stock issued upon conversion of Series A Preferred Stock issued to the Trust Company of the West, in its capacities as Investment Manager and Custodian ("TCW"), (vi) any shares of Common Stock issued to William Gibbons, the Company's treasurer and assistant secretary, in a number not to exceed 2,000 shares per month through December 31, 2000, (vii) any shares of Common Stock issued pursuant to warrants to purchase up to 125,000 shares of Common Stock issued to Fairfield Industries Incorporated on or prior to the Closing Date, (viii) any shares of Common Stock issued pursuant to warrants to purchase up to 125,000 shares of Common Stock issued to JEX on or prior to the Closing Date, (ix) any shares of Common Stock issued pursuant to warrants to purchase up to 250,000 shares of Common Stock issued to the Southern Ute Indian Tribe doing business as the Southern Ute Indian Tribe Growth Fund ("SUIT") on or prior to the Closing Date,
(x) any shares of Common Stock issued pursuant to warrants to purchase up to 500,000 shares of Common Stock issued to TCW on or prior to the Closing Date,
(xi) any shares of Common Stock issued pursuant to options granted to SUIT on a quarterly basis to the same extent such options are granted to the Company's outside directors under the 1999 Stock Incentive Plan, (xii) any shares of Common Stock issued pursuant to options granted to TCW on a quarterly basis to the same extent such options are granted to the Company's outside directors under the 1999 Stock Incentive Plan, (xiii) any shares of Common Stock issued upon conversion of the Company's Series B Preferred Stock at a conversion price per share of not less than $2.00, which Series B Preferred Stock shall be designated, issued and sold prior to June 30, 2001 for an aggregate purchase price not to exceed $7,500,000, and (xiv) any shares of Common Stock issued pursuant to a 401(k) or other qualified retirement plan for the officers, directors or employees of the Company and its affiliates in an aggregate amount not to exceed 100,000 shares.

             "AGGREGATE PURCHASE PRICE" shall have the meaning given in Section 2 below.

             "APPRAISED VALUE" shall mean the fair market value of all outstanding Common Stock, as determined by a written appraisal (the "APPRAISAL") prepared by a national or major regional investment bank acceptable to the Board of Directors of the Company and the Holder. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for 100% of the equity capital of the Company. In the event that the Company and Holder cannot, in good faith, agree upon an investment bank, then the Company, on the one hand, and Holder, on the other hand, shall each select an investment bank, the two investment banks so selected shall select a third investment bank who shall be directed to prepare the Appraisal and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The Company shall pay for the cost of any such Appraisal.

             "BOARD OF DIRECTORS" shall mean the duly appointed board of directors of the Company.

             "BUSINESS DAY" shall mean a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the State of Texas.

             "CLOSING DATE" shall mean August 24, 2000.

             "COMMISSION" shall mean the Securities and Exchange Commission.

             "COMMON STOCK" shall mean the Company's authorized common stock, $.04 par value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such common stock may thereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of Common Stock upon any reclassification thereof.

             "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

             "CURRENT MARKET PRICE" per share of Common Stock for the purposes of any provision of this Warrant at a date herein specified, shall mean the greater of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day Average Price of the Common Stock; provided, that if the Current Market Price per share of Common Stock cannot be ascertained by such methods, then the Current Market Price per share of Common Stock shall be deemed to be the greater of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Appraised Value.

             "CURRENT WARRANT PRICE" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Purchase Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

             "PERSON" shall mean any individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

             "PURCHASE PRICE" shall mean $1.00 per Stock Unit.

             "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             "STOCK UNIT" shall mean one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Warrant and thereafter shall mean such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4 of this Warrant.

             "WARRANT" shall mean this Warrant, evidencing rights to purchase shares of Common Stock, and all Warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the Common Stock for which they may be exercised.

             "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the Holder upon the exercise hereof.

         Exercise of Warrant. The holder of this Warrant may, at any time on or after the date hereof but not later than the Expiration Date, exercise this Warrant in whole or in part for the number of Stock Units which such holder is then entitled to purchase hereunder (the "Eligible Stock Units"). In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Company at its office maintained for such purpose pursuant to Section 16:
(i) a written notice of such holder's election to exercise this Warrant, (ii) this Warrant, and (iii) the total purchase price for the shares being purchased upon such exercise by (a) delivery in cash, by wire transfer or certified or official bank check of immediately available funds in an amount equal to the product of the Purchase Price multiplied by the number of Stock Units being purchased upon such exercise (the "AGGREGATE PURCHASE PRICE"), (b) by delivery of shares of Common Stock held by the Holder having a Current Market Price equal to the Aggregate Purchase Price or (c) to the extent permitted by applicable law, the delivery of a notice to the Company that the Holder is exercising the Warrant without payment of the Purchase Price by authorizing the Company to deliver the number of shares of Warrant Stock issuable upon exercise of the Warrant to be determined based upon the following formula:

        ((MP - WP) x WS)/MP =  the number of shares of Warrant Stock issuable upon exercise of this Warrant without payment of the Purchase Price

        WHERE:

                  MP =     Current Market Price

                  WP =     Current Warrant Price

                  WS = The number of shares of Warrant Stock issuable upon exercise of this Warrant (in whole or in part).

Such notice may be in the form of the Subscription set out at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise. In the event the holder of this Warrant elects to exercise this Warrant with respect to less than all of the then Eligible Stock Units, the Company shall also return to the holder this Warrant marked to show the remaining Stock Units eligible to be exercised.

The stock certificate or certificates for Warrant Stock so delivered shall be endorsed with a legend in the form contained in Section 5 of the Securities Purchase Agreement and shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is received by the Company as aforesaid.

Except as otherwise provided in Section 8 hereof, the Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

All shares of Warrant Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

The Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant. With the consent of the holder of this Warrant, the Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Current Warrant Price per share of Common Stock then in effect.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the exercise of this Warrant results in a required issuance of a fraction of a share, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of delivery of notice of exercise to the Company shall be paid to the holder of this Warrant in cash by the Company.

         Transfer, Division and Combination. Subject to Section 10, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 16, together with a written assignment of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to Section 10, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in Section 10 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 10, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

This Warrant may, subject to Section 10, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 10, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

The Company shall pay all expenses, taxes (other than income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

         Adjustment of Stock Unit. The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this Section 4 with respect to any fact or event described herein occurring after the date hereof. The Company will not create any class of Common Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof. Anything contained in this Section 4 notwithstanding, any adjustment made pursuant to any provision of this Section 4 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this Section 4 on account of the same facts or events.

         A. Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:

                          (1) take a record of the holders of its Common Stock
             for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                          (2) subdivide its outstanding shares of Common Stock
             into a larger number of shares of Common Stock, or

                          (3) combine its outstanding shares of Common Stock
             into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any event described in clauses (1) through (3) above shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of event described in clauses (1) through (3) above.

         B. Certain Other Dividends and Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                          (1) cash (other than a cash distribution made as a
             dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income of the Company and its consolidated subsidiaries earned subsequent to the date hereof determined in accordance with generally accepted accounting principles), or

                          (2) any evidence of its indebtedness (other than
             Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock), or

                          (3) any warrants, options or other rights to subscribe
             for or purchase (i) any evidences of its indebtedness (other than Convertible Securities), (ii) any shares of its stock (other than Additional Shares of Common Stock) or (iii) any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock),

then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (ii) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any such cash so distributable (if any) and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants, options or other subscription or purchase rights, so distributable (if any). Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holder, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by the Holder. The fees and expenses of such appraiser shall be paid by the Company. A reclassification (other than a change in par value) of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Subsection and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Subsection A of this Section 4.

             C. Issuance of Additional Shares of Common Stock. In case at any time or from time to time the Company shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Company or otherwise, any Additional Shares of Common Stock for a consideration per share less than the greater of (i) the Current Market Price per share of Common Stock or (ii) the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of (A) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Warrant Price per share of Common Stock, and (ii) the denominator of which shall be the consideration per share received by the Company for such Additional Shares of Common Stock or (B) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding, plus the number of such Additional Shares of Common Stock so issued, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding, plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock would purchase at the greater of the Current Warrant Price or the Current Market Price per share of Common Stock. For purposes of this Subsection, the date as of which the Current Market Price and the Current Warrant Price per share of Common Stock shall be computed shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Common Stock, or (ii) the date of actual issuance of such Additional Shares of Common Stock. The provisions of this Subsection shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Subsection A of this Section 4. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Subsection upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants, options or other rights therefor) pursuant to Subsection D or E of this Section 4.

             D. Issuance of Warrants, Options or Other Rights. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the greater of (i) the Current Market Price per share of Common Stock or
(ii) the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of those numbers determined pursuant to clauses (A) and (B) in the first sentence of Subsection C of this Section 4. All adjustments made pursuant to this Subsection D shall be made on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date specified in the last sentence of this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Company for such Additional Shares of Common Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause (ii) of this sentence) by (y) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence). For purposes of this Subsection, the computation date for subclause (i) above and as of which the Current Market Price and the Current Warrant Price per share of Common Stock shall be computed shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants, options or other rights, (b) the date on which the Company shall enter into a firm contract for the issuance of such warrants, options or other rights, and (c) the date of actual issuance of such warrants, options or other rights.

             E. Issuance of Convertible Securities. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (i) the Current Market Price per share of Common Stock or (ii) the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of those numbers determined pursuant to clauses (A) and(B) in the first sentence of Subsection C of this Section 4. All adjustments made pursuant to this Subsection E shall be made on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the computation date specified in the penultimate sentence of this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Company for such Additional Shares of Common Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause (ii) of this sentence) by (y) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence). For purposes of this Subsection, the computation date for clause (i) above and as of which the Current Market Price and the Current Warrant Price per share of Common Stock shall be computed shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, and (c) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Subsection D of this Section 4.

             F. Superseding Adjustment of Stock Unit. If, at any time after any adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to the foregoing Subsection D or E of this Section 4 on the basis of the issuance of warrants, options or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to this Subsection,

                          (1) such warrants, options or rights or the right of
             conversion or exchange in such other Convertible Securities shall expire, and a portion or all of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                          (2) the consideration per share for which Additional
             Shares of Common Stock are issuable pursuant to such warrants, options or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or rights or other Convertible Securities on the basis of:

                          (3) treating the number of Additional Shares of Common
             Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

                          (4) treating any such warrants, options or rights or
             any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such expiration or of such increase of the consideration per share for which such Additional Shares of Common Stock are issuable under such warrants, options or rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Section 4 on the basis aforesaid, a new adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

               G. Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 4:

                          (1) Treasury Stock. The sale or other disposition of
             any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this Section 4.

                          (2) Computation of Consideration. To the extent that
             any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holder, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by the Holder. The fees and expenses of such appraiser shall be paid by the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such warrant, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities (if any), plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities.

                          (3) When Adjustments To Be Made. The adjustments
             required by the preceding Subsections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                          (4) Fractional Interests. In computing adjustments
             under this Section, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                          (5) When Adjustment Not Required. If the Company shall
             take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 H. Merger, Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company in addition to common stock of the successor or acquiring corporation, there shall be either, at the Holder's option, (i) an adjustment in the number of shares of Common Stock thereafter comprising a Stock Unit to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock at the date of such merger, consolidation or disposition, and (y) the denominator of which shall be such Current Market Price per share minus the portion applicable to one share of Common Stock of any cash so distributed and of the fair value of any and all such shares of stock, securities or other property or (ii) the Holder shall have the right to receive such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Common Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such event, for each Stock Unit into which the Holder's Warrants are exercisable. Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holder, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by the Holder. The fees and expenses of such appraiser shall be paid by the Company. In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant and the Securities Purchase Agreement to be performed and observed by the Company and all of the obligations and liabilities hereunder and thereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For the purposes of this Section 4 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption. The foregoing provisions of this Subsection shall similarly apply to successive mergers, consolidations or dispositions of assets.

                 I. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing Subsections A to H, inclusive, of this Section 4 and the actions described in clauses (i) through
(xiv) of the definition of Additional Shares of Common Stock, then, unless in the reasonable opinion of the Board of Directors of the Company such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock comprising a Stock Unit, or the purchase price thereof, shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

                 J. No Adjustments for Certain Transactions. Anything contained in this Warrant notwithstanding, the number of shares of Common Stock comprising a Stock Unit and the Purchase Price per Stock Unit shall not be adjusted, nor be subject to adjustment, on account of the granting of any rights under a phantom stock plan, stock appreciation rights plan or other deferred compensation plan to officers, directors or employees of the Company or its affiliates, if (i) no shares of Common Stock are issued or required to be issued under any such plan and (ii) the only consideration paid or payable to any participant in such plan is cash.

         Notice to Warrant Holders.

                 A. Notice of Adjustment of Stock Unit or Purchase Price. Whenever the number of shares of Warrant Stock comprising a Stock Unit or the Purchase Price per Stock Unit shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by the president of the Company and the principal financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company, of any evidences of indebtedness, shares of stock, other securities or property or warrants, options or other subscription or purchase rights referred to in Section 4.B, Section 4.G(2) or Section 4.H) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.H or Section 4.I) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the Purchase Price thereof after giving effect to such adjustment or change. The Company shall promptly, and in any case within 10 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 16, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

                 B. Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend payable in cash or in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, change to the Company's charter or bylaws, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall give to each holder of a Warrant, in accordance with Section 17, a notice, certified by the president of the Company and the principal financial officer of the Company, of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, change to the Company's charter or bylaws, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least thirty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

Reservation and Authorization of Common Stock; Registration with or Approval of any Governmental Authority. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. Without the prior written consent of the Holder, the Company will not amend its Certificate of Incorporation in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence) or to decrease the par value of Common Stock.

Before taking any action which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Current Warrant Price.

Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Warrant Price per share of Common Stock, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof (except that nothing contained in this Warrant certificate shall require the Company to register the Warrants under the Securities Act or any similar federal or state equivalent).

         Section 2. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except (i) upon dissolution, liquidation or winding up, or (ii) for purposes of declaring and paying a dividend or matters related to voting by shareholders of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         Transfer Taxes. The Company will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights, or to any rights as a stockholder of the Company.

         Restrictions on Transferability. The Warrants and the Warrant Stock shall be transferable only (i) in accordance with the provisions of Section 5 of the Securities Purchase Agreement and (ii) upon compliance with the conditions specified in this Warrant and in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Stock, and any holder of this Warrant shall be bound by the provisions of (and entitled to the benefits of) Section 3 hereof.

         Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Registration Rights. The Holder shall have registration rights and benefits with respect to any Warrant Stock issuable upon the exercise hereof identical to the rights and benefits (and subject to the same terms and conditions) as those set forth in Section 6 of the Securities Purchase Agreement as if such provisions were set forth herein in their entirety. Nothing in this
Section 12 shall limit or reduce the rights and benefits of the Purchaser under the Securities Purchase Agreement.

         Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Holder's or any other institutional holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

         Furnish Information. The Company agrees that it shall deliver to the holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

         Amendments. The terms of this Warrant may be amended, and the observance of any term therein may be waived, only with the written consent of the Holder.

         Office of the Company. So long as any of the Warrants remains outstanding, the Company shall maintain an office in Houston, Texas where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 3700 Buffalo Speedway, Suite 960 unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the Holder.

         Notices Generally. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

             If to Company, to:

                 Contango Oil and Gas Company
                 3700 Buffalo Speedway, Suite 960
                 Houston, Texas  77098
                 Attention: Kenneth R. Peak, President and Chief Executive
                    Officer
                 Phone: (713) 960-1901
                 Fax:   (713) 960-1065

                 with a copy to:

                 Morgan, Lewis & Bockius LLP
                 300 South Grand Avenue, 22nd Floor
                 Los Angeles, California 90071
                 Attention:  Richard A. Shortz, Esq.
                 Phone: (213) 612-2500
                 Fax:   (213) 612-2554

             If to Holder, to:

                 Southern Ute Indian Tribe,
                   doing business as the Southern Ute
                   Indian Tribe Growth Fund
                 135 East 9th Street, Suite H
                 Durango, Colorado 81301
                 Attention:  John Jurrius
                 Phone: (970) 375-2199
                 Fax:   (970) 375-2216

                 with a copy to:

                 Jones & Keller
                 World Trade Center, 16th Floor
                 1625 Broadway
                 Denver, Colorado 80202
                 Attention:  Reid Godbolt, Esq.
                 Phone: (303) 573-1600
                 Fax:   (303) 573-0769

         All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in its name by its President and Chief Executive Officer.

Dated:  August 24, 2000


                                       CONTANGO OIL & GAS COMPANY,
                                       a Nevada corporation

                                       By: /s/ Kenneth R. Peak
                                           -------------------------------------
                                           Kenneth R. Peak
                                           President and Chief Executive Officer

                                SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrant)


The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ___________ Stock Units of ___________________, a __________ corporation, purchasable with this Warrant, herewith makes payment therefor on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ________________ whose address is __________________.

Dated:



                                      ------------------------------------------
                                      (Signature of Registered Owner)

                                      ------------------------------------------
                                      (Street Address)

                                      ------------------------------------------
                                      (City)          (State)         (Zip Code)

                                 ASSIGNMENT FORM


FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:


                                                          No. of Stock
                   Name and Address of Assignee              Units
                   ----------------------------           ------------




and does hereby irrevocably constitute and appoint _____________________ attorney to make sure transfer on the books of ________________, a ___________ corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:



                                      ------------------------------------------
                                      Signature


                                      ------------------------------------------
                                      Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                 [The signature to this assignment must be guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.]

                                    EXHIBIT B
                         ACCREDITED INVESTOR CERTIFICATE


        In connection with the issuance of certain Warrants (the "Warrants") to purchase the Common Stock (the "Common Stock") of Contango Oil & Gas Company, a Nevada corporation (the "Company"), the undersigned (an "Investor") hereby furnishes the following information and makes the following acknowledgments and representations and warranties:

I.      Legal Status of Investor.

        Each Investor must check the applicable statement below.

        The Investor is (check the appropriate category(ies)):

___ A natural person whose net worth (or joint net worth with his or her spouse) is in excess of $1,000,000 as of the date hereof;

___ A natural person whose income in 1997 and 1998 was, and whose income in 1999 is expected to be, in excess of $200,000, or whose income with his or her spouse in 1997 and 1998 was, and whose income with his or her spouse in 1999 is expected to be, in excess of $300,000;

___ A broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

___ An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___ A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

___ An entity in which all of the equity owners are "accredited investors" as defined in Rule 501 under the Securities Act; or

___               A director or executive officer of the Company.

II. Identity of Investor.

    Name:
            --------------------------------------------------------------------
    Address:
            --------------------------------------------------------------------
    Telephone:
               -----------------------------------------------------------------
    Tax ID No.:
               -----------------------------------------------------------------

III.     Acknowledgment.

         Investor understands, acknowledges and agrees that:

                  (a) The Warrants have not been registered under the Securities Act or any other applicable federal or state securities laws;

                  (b) Investor is acquiring the Warrants for his, her or its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of the Warrants in violation of the Securities Act; and

                  (c) Investor has a preexisting personal and business relationship with the Company and certain of its officers, directors and controlling persons, and, by reason of Investor's business and financial experience, has the capacity to protect his, her or its interests in connection with the acquisition of the Warrants.

        This completed questionnaire must be returned as soon as possible after receipt hereof and prior to acquiring the Warrants.



                                          --------------------------------------
                                          Print or type name of Investor

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Date:                               , 2000
     -------------------------------

Schedules

4.3(b) Outstanding Subscriptions, Options, Warrants, Convertible Securities, etc.

4.3(c)  Third Party Registration Rights

4.9(a)  Purchasers of Common Stock since November 5, 1999

Exhibits

A       Form of Warrant

B       Accredited Investor Certificate